Exhibit 99.1

Per-Se Technologies Announces Early Termination of HSR Waiting Period for NDCHealth Corporation Acquisition

    ALPHARETTA, Ga.--(BUSINESS WIRE)--Sept. 29, 2005--Per-Se Technologies, Inc. (Nasdaq: PSTI) today announced that it has received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 related to its acquisition of Atlanta-based NDCHealth Corporation (NYSE: NDC).
    As previously announced on August 29, 2005, Per-Se and NDCHealth entered into a definitive agreement for Per-Se to acquire the physician, hospital and retail pharmacy businesses of NDCHealth. As part of the transaction, Wolters Kluwer, based in Amsterdam, the Netherlands, will purchase the pharmaceutical information management business from NDCHealth. Also as previously announced, the transaction is expected to close within three to six months from signing. The acquisition remains subject to other closing conditions, including approval by shareholders of both Per-Se and NDCHealth.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare.
    Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information about Alpharetta, Georgia-based Per-Se is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of Per-Se Technologies and members of its management team with respect to the expected closing timing of the transaction.
    Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to raise the necessary debt financing to fund the transaction, adverse developments with respect to the operation or performance of the respective company's business units, adverse developments with respect to the market price of Per-Se Technologies' common stock, failure by either company to obtain the required shareholder or regulatory approvals, or other failures to close the transaction. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the reports filed with the Securities and Exchange Commission (the "SEC") by Per-Se Technologies, which are available at www.sec.gov. Per-Se Technologies disclaims any responsibility to update any forward-looking statements.

    Important Legal Information

    This communication is being made in respect of the proposed acquisition transaction involving Per-Se Technologies and NDCHealth Corporation. This press release shall not constitute an offer of any securities for sale. In connection with the proposed transaction, Per-Se Technologies has filed with the SEC a registration statement on Form S-4 containing a preliminary joint proxy statement/prospectus for its shareholders and for the shareholders of NDCHealth. Per-Se has filed other documents regarding the proposed transaction with the SEC as well and will continue to do so in the future. Before making any voting or investment decision, investors are urged to read the preliminary joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available, as well as any amendments and supplements thereto, as they will contain important information about the proposed transaction. The final joint proxy statement/prospectus will be mailed to the shareholders of both NDCHealth and Per-Se.
    You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Per-Se's website (www.per-se.com) under the tab "Investors" through the "SEC Filing" link.

    Participants in This Transaction

    Per-Se Technologies and NDCHealth and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of Per-Se Technologies and NDCHealth and information about other persons who may be deemed participants in this transaction can be found or referenced in the preliminary joint proxy statement/prospectus. You also can find information about Per-Se Technologies' executive officers and directors in Per-Se's definitive proxy statement filed with the SEC on March 25, 2005. You can find information about NDCHealth's executive officers and directors in NDCHealth's Form 10-K/A filed with the SEC on September 14, 2005.
    Editor's note: Per-Se Technologies is a registered trademark of Per-Se Technologies, Inc. All other trademarks are the property of their respective owners.

    CONTACT: Per-Se Technologies, Alpharetta
             Michele Howard, 770/237-7827
             investors@per-se.com